EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 30, 2008, with respect to the financial statements and supplemental schedules of the Mult-Color Corporation 401 (k) Savings Plan on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Multi-Color Corporation on Form S-8 (File No. 333-137184, effective September 8, 2006).

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 30, 2008

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